EXHIBIT 10.2

January 30, 2023

VIA E-MAIL

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Attention: Clifford A. Teller, Co-President

E-mail: cteller@maximgrp.com

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow, Esq. and Patrick J. Egan, Esq.

E-mails: leslie.marlow@blankrome.com; patrick.egan@blankrome.com

Re:	Equity Distribution Agreement – Termination Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement (the “Agreement”) dated as of September 13, 2022 by and between WiSA Technologies, Inc. (the “Company”) and Maxim Group LLC, with respect to shares of common stock, par value $0.0001 per share, of the Company, having an aggregate offering price of up to US$4,000,000. Capitalized terms used and not otherwise defined in this letter shall have the meanings given such terms in the Agreement.

The Company hereby elects to terminate the Agreement pursuant to Section 7 of the Agreement, subject to any rights that expressly survive termination as set forth in the Agreement, and this letter shall constitute written notice of the Company’s election to terminate the Agreement in accordance with Section 7 of the Agreement.

(Remainder of Page Intentionally Blank)

Sincerely yours,

COMPANY:

WISA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Executive Officer

cc:	Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attn: David E. Danovitch, Esq.

E-mail: ddanovitch@sullivanlaw.com

Accepted and Agreed

MAXIM GROUP LLC,
a New York limited liability company

By:	/s/ Clifford A. Teller
	Name:	Clifford A. Teller
	Title:	Co-President

[Signature Page to Termination Notice]